SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


         THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), dated as of April 9, 2001, is between ZIMMERMAN SIGN COMPANY, a Texas corporation ("Borrower"), and COMERICA BANK-TEXAS, a Texas banking association ("Lender").

                                    RECITALS:

         A. Borrower and Lender have entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 30, 1998, and that certain First Amendment to the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of July 31, 2000 (as amended and as may be hereafter amended or otherwise modified from time to time, collectively, the "Agreement").

         B. Borrower and Lender now desire to amend the Agreement as detailed below.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1.      Definitions.   Capitalized terms used in this
Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement.

                                   ARTICLE II

                                   Amendments

         Section 2.1. Amendments and Additions to Definitions. Effective as of the date hereof, the existing definition in Section 1.1 of the Agreement of the following terms are either deleted in their entirety and replaced by the following, or amended as provided herein, or new definitions are provided, as noted herein:

                  (a) The definition of "Applicable Term Note Rate" is replaced by the following:

                           "Applicable Term Note Rate" shall mean: (a) for Term
                  Note A and Term Note B, during the period that an Advance is a Prime Rate Advance, the Prime Rate, plus one-half of one percent (0.50%), and during the period that an Advance is a LIBOR Advance, the Adjusted LIBOR Rate plus three percent (3.0%); and (b) for Term Note C, as to Prime Rate Advances, the rate shall be the Prime Rate plus one and three-quarters of one percent (1.75%), and as to LIBOR Advances, the rate shall be the Adjusted LIBOR Rate plus four percent and one quarter percent (4.25%).

                  (b) The definition of "Borrowing Base" is replaced by the following:

                           "Borrowing Base" shall mean, effective as of February
                  1, 2001, at any particular time and as determined on the basis of information furnished in the most recent Borrowing Base Certificate, an amount equal to the sum of (a) eighty-five percent (85%) of the aggregate principal balance of the Borrower's Eligible Accounts, (b) fifty-five percent (55%) (or as further reduced by the Reduction Amount) of the Terminal Billings, and (c) one of the following (computed on a non-cumulative basis at any time of determination): the lesser of (i) Nine Million Dollars ($9,000,000.00) or (ii) the product of (x) fifty-five percent (55%) and (y) the Borrower's total Eligible Inventory, less the outstanding reserve balance from time to time against the Inventory portion of the Borrowing Base, as set by the Borrower and agreed by the Lender, or in the absence of such agreement by Lender, then less the outstanding reserve balance against Inventory as most recently agreed by the Lender.

                  (c) The definition of "Cash Flow Sweep Payment" is hereby deleted from the Agreement.

                  (d) The definition of "Collateral" is replaced by the following:

                           "Collateral" shall mean all collateral described in
                  the Security Agreement dated as of April 9, 2001, between the Lender and the Borrower, and each other Loan Document, as amended, modified, or restated from time to time.

                  (e) The definition of "Debt" is amended so as to delete the period at the end thereof and add to the existing definition of "Debt" the following language, to be inserted after the existing language which presently comprises such definition:

                           "; provided that in no event shall the issued and
                  outstanding Preferred Stock constitute "Debt" hereunder."

                  (f) The definition of "Investment Documents" is amended so as to add to the existing definition of "Investment Documents" the following language, to be inserted after the existing language which presently comprises such definition:

                           "Without limitation, "Investment Documents" includes
                  (i) any amendment to or restatement of any of the foregoing and (ii) the Senior Subordinated Notes evidencing the foregoing of various, respective principal amounts, each dated September 30, 1998, in each case as amended or restated (but not increased as to principal amount) from time to time."

                  (g) The definition of "EBITDA" is amended by adding the following new sentence, to follow the existing language in such definition:

                           "In computing EBITDA, there shall be excluded from
                  net income any amounts resulting from the decrease in any reserves which had been previously established by the Borrower relating to Accounts or Inventory."

                  (h) The definition of "Preferred Stock" is inserted in alphabetical order, as follows:

                           "Preferred Stock" shall mean the Series A Preferred,
                  the Series B Preferred and the Series C Preferred (as each such term is defined in the Purchase Agreement (which term is defined in the definition of "Investment Documents" herein)) together with any and all other preferred stock issued pursuant to the terms of the Investment Documents.

                  (i) The definition of "Prime Rate" is replaced by the following:

                           "Prime Rate" shall mean that annual rate of interest
                  which is equal to the greater of the annual rate of interest designated by the Lender as its Prime Rate which is changed by the Lender from time to time or a variable per annum rate of interest determined from day to day which equals the sum of 1% plus the average per annum rate of interest on overnight Federal funds transactions with members of Federal Reserve System arranged by Federal funds brokers ("Overnight Transactions") transacted on the immediately preceding Business Day, as published by the Federal Reserve Bank of New York, or, if such interest rate is not so published for any Business Day, the average of the per annum interest rate quotations for Overnight Transactions received by the Lender (or, at its option, the Reference Bank) for such Business Day from 3 Federal funds brokers of recognized standing selected by the Lender (or, at its option, the Reference Bank). The Lender's Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by the Lender to any of its customers. The Lender may make commercial loans at rates of interest at, above or below its Prime Rate.

                  (j) The definition of "Reduction Amount" is inserted in alphabetical order, as follows:

                           "Reduction Amount" shall mean a five percent (5%)
                  reduction in the percentage of Terminal Billings included in the Borrowing Base. Each five percent (5%) reduction for any month shall occur on the first day of such month for that entire month, commencing on April 1, 2001. Thus, the first reduction, for example, will apply to the entire month of April 2001, but will be reported on the Borrowing Base Certificate due May 20, 2001.

                  (k) The definition of "Tangible Net Worth" is replaced by the following:

                           "Tangible Net Worth" shall mean, as of any applicable
                  date of determination, the excess of (i) the book value of all assets of Borrower and the Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, goodwill, and similar intangible assets) after all appropriate deductions (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), all as determined on a consolidated basis in accordance with GAAP, less (ii) all Debt, plus (iii) all Subordinated Debt, and accrued interest thereon, of the Borrower and its Subsidiaries which, in accordance with GAAP, would be required to be presented on their consolidated balance sheet at such date, plus (iv) accrued dividends on or with respect to Preferred Stock, which, in accordance with GAAP, would be required to be presented on their consolidated balance sheet at such date.

                  (l) The definition of "Term Note B" is replaced by the following:

                           "Term Note B" shall mean, collectively, (i) that
                  certain $430,000 promissory note of Borrower payable to the order of the Lender, executed June 1, 2000, and all extensions, renewals and modifications thereof and substitutions therefor; and (ii) that certain $260,000 promissory note of Borrower payable to the order of the Lender, executed May 12, 1999, and all extensions, renewals and modifications thereof and substitutions therefor.

                  (m) The definition of "Terminal Billings" is inserted in alphabetical order, as follows:

                           "Terminal Billings" shall mean the aggregate value
                  (as reflected on Borrower's books and records) of all unpaid invoices for excess or obsolete inventory for which a customer is legally obligated to pay Borrower; provided however, such aggregate value shall not at any time exceed $3,400,000 for purposes of inclusion within the Borrowing Base.

                  (n) The definition of "Termination Date" is replaced by the following:

                           "Termination Date" shall mean July 1, 2002.

         Section 2.2. Amendment to Section 3.2. Effective as of the date hereof, Section 3.2 of the Agreement is hereby changed and restated as follows:

                  Term Notes. With respect to each of the Term Notes, Borrower shall repay the unpaid principal amount and the interest of each such note on the Termination Date. The obligation of the Borrower to repay each of the Term Notes and interest thereon shall be evidenced by each of the Term Notes.

         Section 2.3. Amendment to Section 3.3(c). Effective as of the date hereof, Section 3.3(c) is hereby amended by deleting therefrom the following language:

         "Commencing on May 15, 1999 and thereafter on each November 15 and May 15 (such dates referred to as "Sweep Dates"), the Borrower shall make a principal payment under Term Note C (herein referred to as the "Cash Flow Sweep Payment") in an amount equal to the lesser of: (i) 50% of the Available Cash Flow for the six-month period ending on September 30 (in the case of the November 15

         Sweep date) and for the six-month period ending on March 31 (in the case of the May 15 Sweep Date) or (ii) the remaining unpaid principal balance of Term Note C payments in inverse order of maturity. No prepayment premium shall be payable with respect to any of the preceding required prepayments so made by the Borrower."

         Section 2.4. Amendment to Section 9.1.2. Effective as of the date hereof, Section 9.1.2 of the Agreement is hereby amended so that Borrower is required to submit to Lender monthly financial statements within twenty, rather than thirty, days of month end. Accordingly, the language "thirty (30)" is hereby deleted, and the language "twenty (20)" is inserted in lieu thereof.

         Section 2.5. Deletion of Section 9.1.9. Effective as of the date hereof, Section 9.1.9 of the Agreement is amended to read as follows:

                  "9.1.9. Net Income. This paragraph is deleted in its entirety."

         Section 2.6. Amendment to Section 9.5. Effective as of the date hereof,
Section 9.5 of the Agreement is hereby amended and restated as follows:

                  "9.5     Tangible Net Worth.  Maintain Tangible Net Worth in
         an amount not less than the following amounts as of the respective dates set forth below:

         Periods                                                    Amount

(a)      March 31, 2001                                             $2,557,000

(b)      June 30, 2001                                              $2,909,000

(c)      September 30, 2001                                         $3,461,000

(d)      December 31, 2001                                          $3,950,000

(e)      Each March 31st, June 30th, September 30th
         and December 31st thereafter                               $4,500,000"

         Section 2.7. Deletion of Section 9.6. Effective as of the date hereof, Section 9.6 of the Agreement is amended to read as follows:

                  "9.6.    Senior Indebtedness Ratio.  This paragraph is
         intentionally left blank."

         Section 2.8. Deletion of Section 9.7. Effective as of the date hereof, Section 9.7 of the Agreement is amended to read as follows:

                  "9.7.    Cash Flow Coverage Ratio.  This paragraph is
                  intentionally left blank."

         Section 2.9. Deletion of Section 9.8. Effective as of the date hereof, Section 9.8 of the Agreement is amended to read as follows:

                  "9.8.    Fixed Charge Coverage Ratio.  This paragraph is
                  intentionally left blank."

         Section 2.10. Addition of Sections 9.13. Effective as of the date hereof, new Section 9.13 is added to the Agreement to read as follows:

                  "9.13 EBITDA. Maintain cumulative EBITDA in an amount not less than the following amounts as of the respective dates set forth below for each of the following respective periods (which period shall be a 12-month historical period ending on such date, except as provided below):

         Periods                                                   Amount

(a)      For the three-month period from                           $  819,000
         January 1, 2001 ending  March 31, 2001

(b)      For the six-month period from                             $1,762,000
         January 1, 2001 ending June 30, 2001

(c)      For the nine-month period from                            $3,027,000
         January 1, 2001 ending September 30, 2001

(d)      For the twelve-month period from                          $4,180,000
         January 1, 2001 ending December 31, 2001

(e)      For the twelve-month period ending                        $4,365,000
         March 31, 2002 and for the twelve-month
         period ending each June 30, September 30,
         December 31 and March 31 thereafter

         Section 2.11. Amendment to Section 10.1. Effective as of the date hereof, Section 10.1 of the Agreement is hereby amended and restated as follows:

                  "10.1. Dividends. Up to and through July 1, 2002, pay in cash any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other cash or cash-equivalent distributions with respect to any shares of its capital stock. The foregoing limitation will not preclude the Borrower from declaring and accruing cash dividends during this suspension period."

         Section 2.12. Amendment to Section 10.13. Effective as of the date hereof, Section 10.13 of the Agreement is hereby amended and restated as follows:

                  "10.13. Subordinated Credit Payments. Up to and through July 1, 2002, make any payments of principal or interest on the Subordinated Debt, redeem any preferred stock, or create any stock-redemption sinking fund until all Indebtedness is paid in full. The foregoing limitation will not preclude the Borrower from accruing scheduled interest and principal payments on the Subordinated Debt."

         Section 2.13. Insert to Section 11.1.3. Effective as of the date hereof the following parenthetical phrase is inserted after the word "Agreement" in line three of Section 11.1.3:

         "(except for a failure to pay as described in Section 11.1.1 above, for which the grace period as stated in Section 11.1.1 shall apply)"

                                   ARTICLE III

                              Conditions Precedent

         Section 3.1. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) The Lender shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Lender:

                           (1) Resolutions. Resolutions of the Board of
                  Directors of Borrower certified by its respective Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Borrower of this Amendment and the other related loan documents to which Borrower is or is to be a party hereunder;

                           (2) Incumbency Certificate. A certificate, of
                  incumbency certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Amendment and each of the other related loan documents to which Borrower is or is to be a party hereunder (including the certificates contemplated herein) together with specimen signatures of such officers;

                           (3) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower, each dated within ten (10) days prior to the date of this Amendment;

                           (4) Additional Information. Lender shall have received such additional documents, instruments and information as Lender may reasonably request.

                  (b) After giving effect to this Amendment, the representations and warranties contained herein and in all related loan documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

                  (c) Except as otherwise waived as provided herein, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Winstead Sechrest & Minick P.C.

                  (e) Simultaneously with the execution of this Amendment, the Borrower shall pay to the Lender (i) a fee of $10,000.00 and (ii) the amount of the Lender's expenses (including reasonable attorneys' fees and disbursements) incurred by the Lender in connection with the preparation of this Amendment and related instruments.

                  (f) Borrower will execute all documents reasonably requested by Lender in connection with this Amendment or in connection with Lender's liens or security interest in the Collateral.

                  (g) Borrower will provide evidence satisfactory to Lender of an unrestricted cash contribution to the equity capital of Borrower, having been made no later than the date of this Amendment, of not less than $2,000,000.00. Borrower further agrees that as of the date of this agreement it will make a $2,000,000 payment on the Revolving Credit Note principal balance, which will have the effect of bringing the Revolving Credit Loan principal balance within the limitations of the Borrowing Base and Section 2.1 of the Agreement. Borrower further agrees that from the date of this Agreement, the Borrowing Base and loan limitations must be satisfied and that Lender is under no obligation to permit Borrower to be out of compliance with such Borrowing Base limitations and the limitations of Section 2.1 of the Agreement.

                                   ARTICLE IV

                                 Limited Waiver

         Lender hereby waives up to and through the date of this Amendment, all Events of Default which existed under the Loan Agreement or any Loan Document. This limited waiver of Events of Default shall not be construed as a waiver by the Lender at any time or times hereafter to require strict performance by the Borrower of any provision of the Agreement, and the foregoing limited waiver shall not obligate the Lender to any other future waivers, nor shall the same affect or diminish any right of the Lender to hereafter to demand strict compliance therewith. Lender hereby reserves all rights granted under the Agreement, the Security Agreements, this Amendment and any other contract or instrument among the Borrower and the Lender.

                                    ARTICLE V

                  Ratifications, Representations and Warranties

         Section 5.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and the related loan documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the related loan documents are ratified and confirmed and shall continue in full force and effect. Borrower and the Lender agree that the Agreement and the related loan documents as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms. It is specifically agreed that Borrower, to the extent permitted by applicable law, waives all rights to a trial by jury in any proceedings relating to the Notes, and that the Notes will be governed by the laws of the State of Texas and applicable federal law.

         Section 5.2. Representations and Warranties. Borrower hereby represents and warrants to the Lender that (i) the execution, delivery and performance of this Amendment and any and all documents executed and/or delivered in connection herewith or therewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the certificate or articles of incorporation or bylaws of Borrower, (ii) after giving effect to this Amendment, the representations and warranties contained in the Agreement, as amended hereby, and any related loan documents are true and correct on and as of the date hereof as though made on and as of the date hereof, and (iii) except as otherwise waived through the date of this Amendment, as provided herein, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any related loan document including any related loan document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other related loan documents, and no investigation by the Lender or any closing shall affect the representations and warranties or the right of the Lender to rely upon them.

         Section 6.2. Reference to the Agreement. The Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such related loan documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 6.3. Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Lender in connection with the preparation, negotiation, and execution of this Amendment and the other related loan documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the reasonable costs and fees of the Lender's legal counsel, and all reasonable costs and expenses incurred by the Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other related loan document, including without limitation the reasonable costs and fees of the Lender's legal counsel.

         Section 6.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 6.5. Effect of Waiver. No consent or waiver, express or implied, by the Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 6.6. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 6.7. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 6.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower, their respective successors and assigns, except Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

         Section 6.9. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 6.10. RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OF NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "INDEBTEDNESS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER HAD OR MAY NOW HAVE AGAINST THE LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING WITHOUT LIMITATION ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR RELATED DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

         Section 6.11. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE AGREEMENT, ANY NOTE OR NOTES, OR RELATED DOCUMENTS OR INSTRUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 6.12. ENTIRE AGREEMENT. THE AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT OR THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 6.13. Subordinated Credit Agreement. The Borrower represents and warrants that the Credit Agreement dated as of October 31, 1996, between the Borrower and Bank of America Illinois has been terminated and is no longer in effect.

         Section 6.14. Shareholder Approval and Subordinated Debt Matters. The Borrower represents and warrants that (a) it has obtained applicable shareholder approval, if required, for the dividend suspensions provided for in Section 10.1 of the Agreement (as amended by Section 2.11 of this Amendment) and (b) with regard to the interest payment suspension provisions of Section 10.13 of the Agreement (as amended by Section 2.12 of this Amendment), it has obtained the necessary written consent of the Majority Holders (as defined in the Purchase Agreement, as amended from time to time) of the Subordinated Debt. The Borrower agrees that the foregoing representation will be deemed to be a representation and warranty under the Agreement, subject to no grace or cure.

                            (Signature Page Follows)

         Executed as of the date first written above.

BORROWER:

ZIMMERMAN SIGN COMPANY


By:    /s/ Jeffrey P. Johnson
   -----------------------------------------------------------
Name:   Jeffrey P. Johnson
Title:    Vice President, Chief Financial Officer
       and Secretary


LENDER:

COMERICA BANK-TEXAS,
a Texas banking association


By: /s/ Deborah T. Purvin
Name:   Deborah T. Purvin
Title:  Vice President